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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-2886 pertaining to the 1985 Stock Incentive Program, the Outside Directors' Stock Option Plan, the Employee Qualified Stock Purchase Plan and the 1994 Stock Option Plan, Forms S-8 No. 333-52037 and No. 333-89275 pertaining to the 1994 Stock Option Plan and Form S-8 No. 333-68249 pertaining to the Employee Qualified Stock Purchase Plan of Celeritek, Inc. of our report dated April 25, 2000, with respect to the consolidated financial statements of Celeritek, Inc. included in this Annual Report on Form 10-K/A for the year ended March 31, 2000.

Our audits also included the financial statement schedule of Celeritek, Inc. listed in Item 14(a). This schedule is the responsibility of the management of Celeritek, Inc. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial information taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

San Jose, California
May 17, 2000